Exhibit 23.1
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              CONSENT OF ELLIS FOSTER CHARTERED ACCOUNTANTS

                         INDEPENDENT ACCOUNTANTS

We consent to the use of our reports dated August 7, 2002, February 6, 2002 and September 12, 2001 with respect to the financial statements of Hemptown Clothing Inc., in the Company's SB-2 dated December 2, 2002.






Vancouver, Canada                                 [signed] "ELLIS FOSTER"
November 29, 2002                                   Chartered Accountants